SUB-ITEM 77Q1(A)

An Amendment, dated January 14, 2013, to the Amended and Restated Declaration of Trust of MFS Series Trust XI, dated December 16, 2004, is contained in Post-Effective Amendment No. 35 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2013, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.





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